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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):    June 30, 2006
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


                 0-26059                              68-0121636
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        (Commission File Number)           (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah                    84128
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 (Address of Principal Executive Offices)                     (Zip Code)


                                  801.963.5112
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.01.     Entry into a Material Definitive Agreement.
Item 3.02.     Unregistered Sales of Equity Securities.

         Private Placement of Securities
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         On June 30, 2006, CirTran Corporation (the "Company"), closed a private placement of shares of its common stock and warrants (the "Private Offering"). Pursuant to a securities purchase agreement (the "Agreement"), the Company agreed to sell Twenty-Eight Million, Five Hundred Seventy-One Thousand, Four Hundred Twenty-Eight (28,571,428) shares of its Common Stock (the "Shares") to ANAHOP, Inc., a California corporation (the "Purchaser"). The total consideration to be paid for the Shares will be Two Million Dollars ($2,000,000) if all tranches of the sale close.

         Pursuant to the Agreement, the Purchaser agreed to pay Three Hundred Thousand Dollars ($300,000) at the time of closing, and an additional Two Hundred Thousand Dollars ($200,000) within 30 days of the closing. (The payments of $300,000 and $200,000 are referred to collectively as the "First Tranche Payment.") Upon the receipt of the First Tranche Payment, the Company agreed to issue a certificate or certificates to the Purchaser representing 7,142,857 of the Shares.

         The remaining $1,500,000 is to be paid by the Purchaser as follows:

         (i) No later than thirty calendar days following the date on which any class of the Company's capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange, the Purchaser agreed to pay an additional $500,000 to the Company; and

         (ii) No later than sixty calendar days following the date on which any class of the Company's capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange, the Purchaser agreed to pay an additional $1,000,000 to the Company. (The payments of $500,000 and $1,000,000 are referred to collectively as the "Second Tranche Payment.")

         Upon receipt by the Company of the Second Tranche Payment, the Company agreed to issue a certificate or certificates to the Purchaser representing the remaining 21,428,571 Shares.

         Additionally, once the Company has received the Second Tranche Payment, the Company agreed to issue warrants to designees of the Purchaser as follows:

         - A warrant to purchase up to 20,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Albert Hagar.

         - A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, to Fadi Nora.



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         -        A warrant to purchase up to 10,000,000 shares, with an
                  exercise price of $0.25 per share, exercisable upon the date of issuance, to Fadi Nora.

         - A warrant to purchase up to 23,000,000 shares, with an exercise price of $0.50 per share, exercisable upon the date of issuance, to Albert Hagar.

         The Warrants have exercise prices ranging from $0.15 to $0.50 as noted above, and are exercisable as of the date of issuance and through and including the later of (1) the fifth anniversary of the date of the Warrant or (2) the fifth anniversary of the date on which the Company's Common Stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange (the "Expiration Date").

         With respect to the shares underlying the Warrants, the Company granted piggyback registration rights as follows: (A) Once all of the warrants with an exercise price of $0.15 (the "Fifteen Cent Warrants") have been exercised, the Company agrees to include in the next registration statement that is filed by the Company the resales of the shares issued upon exercise of the Fifteen Cent Warrants; (B) Once all of the warrants with an exercise price of $0.25 (the "Twenty-five Cent Warrants") have been exercised, the Company agrees to include in the next registration statement that is filed by the Company the resales of the shares issued upon exercise of the Twenty-five Cent Warrants; and (C) Once all of the warrants with an exercise price of $0.50 (the "Fifty Cent Warrants") have been exercised, the Company agrees to include in the next registration statement that is filed by the Company the resales of the shares issued upon exercise of the Fifty Cent Warrants. The Company did not grant any registration rights with respect to the Shares.

         The Shares and the Warrants were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. The Company intends to use the proceeds from the Private Offering for working capital and general business purposes.

Item 9.01.     Financial Statements and Exhibits.

         (d)      Exhibits.
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                  10.1     Securities Purchase Agreement between CirTran
                           Corporation and ANAHOP, Inc., dated as of June 30, 2006.

                  10.2 Warrant for 20,000,000 shares of CirTran Common Stock, exercisable at $0.15, issued to Albert Hagar.

                  10.3 Warrant for 10,000,000 shares of CirTran Common Stock, exercisable at $0.15, issued to Fadi Nora.

                  10.4 Warrant for 10,000,000 shares of CirTran Common Stock, exercisable at $0.25, issued to Fadi Nora.


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                  10.5     Warrant for 23,000,000 shares of CirTran Common
                           Stock, exercisable at $0.50, issued to Albert Hagar.

                  99.1     Press Release dated July 6, 2006.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CirTran Corporation


Date: July 6, 2006                            By:   /s/ Iehab Hawatmeh
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                                                   Iehab J. Hawatmeh, President



























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